Exhibit 23.1

Certified	Rothstein, Kass & Company, P.C.		Beverly Hills
Public	4 Becker Farm Road		Dallas
Accountants	Roseland, NJ 07068		Denver
	tel	973.994.6666	Grand Cayman
	fax	973.994.0337	New York
	www.rkco.com		Roseland
			San Francisco
			Walnut Creek

Rothstein Kass

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 4, 2007, relating to the financial statements of China Mining Resources Holdings Limited, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey

December 13, 2007